TEXAS UTILITIES COMPANY
     ENERGY PLAZA . 1601 BRYAN STREET . DALLAS, TEXAS 75201 . (214) 812-4600

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          TEXAS UTILITIES' LEVEL OF ACCEPTANCE AND EXTENSION OF OFFER FOR
          THE ENERGY GROUP

               DALLAS, TEXAS - April 8, 1998 - In accordance with the terms of the Texas Utilities Company (NYSE:TXU) Offer and as required by applicable law and the City Code, Texas Utilities announces that its cash offer for The Energy Group (NYSE/LSE:TEG) has been extended and will remain open until 10:00 p.m. (London time),

          5:00 p.m. (New York City time) on April 21, 1998.

               By 3:00 p.m. (London time), 10:00 a.m. (New York City time)

          on April 7, 1998, valid acceptances of the Texas Utilities Offer had been received, and not withdrawn, in respect of a total of

          11,908,706 Energy Group Shares and 3,562,115 Energy Group ADSs,

          representing, in aggregate, 26,157,166 Energy Group Shares or approximately 5.02% of The Energy Group's issued ordinary share capital (each Energy Group ADS represents four Energy Group

          Shares).  Of these, elections for the Share Alternative had been received in respect of 6,755,052 Energy Group Shares (including

          Energy Group Shares represented by Energy Group ADSs),

          representing approximately 1.30% of The Energy Group's issued ordinary share capital, and elections for the Loan Note

          Alternative had been received in respect of 4,688,694 Energy

          Group Shares, representing approximately 0.90% of the said capital.  None of these acceptances were received from persons acting in concert with Texas Utilities.

               Except for the 7,941,233 Energy Group Shares (including

          Energy Group Shares represented by Energy Group ADSs),

          representing approximately 1.52% of The Energy Group's issued ordinary share capital, held on January 23, 1998 (being the business day prior to the commencement of the offer period) by those persons deemed to be acting in concert with Texas

          Utilities, neither Texas Utilities nor any persons deemed to be acting in concert with Texas Utilities held any Energy Group

          Shares (or rights over such shares) immediately prior to the commencement of the offer period.

               During the offer period:

               1)   TU Acquisitions (a wholly owned subsidiary of Texas

                    Utilities) has acquired 114,400,000 Energy Group Shares

                    (representing approximately 21.96% of The Energy

                    Group's issued ordinary share capital); and

               2)   persons deemed to be acting in concert Texas Utilities

                    have acquired, in aggregate, 712,474 Energy Group

                    Shares (including Energy Group Shares represented by

                    Energy Group ADSs), representing approximately 0.14% of

                    The Energy Group's issued ordinary share capital, and

                    have disposed of, in aggregate, 864,124 Energy Group

                    Shares (including Energy Group Shares represented by

                    Energy Group ADSs), representing approximately 0.17% of

                    the said capital, none of such acquisitions and

                    disposals being connected with the Texas Utilities

                    Offer.

               Except as disclosed in this announcement neither Texas

          Utilities nor any persons deemed to be acting in concert with

          Texas Utilities have acquired or agreed to acquire any Energy

          Group Shares (or rights over such shares) during the offer period.

               Consequently, as of 3:00 p.m. (London time), 10:00 a.m. (New

          York City time) on April 7, 1998, TU Acquisitions owned, had rights over or had received valid acceptances in respect of, in aggregate, 140,557,166 Energy Group Shares (including Energy

          Group Shares represented by Energy Group ADSs), representing approximately 26.98% of The Energy Group's issued ordinary share capital.

               Texas Utilities Company is an investor-owned holding company for energy service companies engaged in domestic and

          international electric and natural gas utility services, energy marketing, telecommunications, and other energy-related services.



                                       - END -




          FOR ADDITIONAL INFORMATION
            CONTACT:                    DAVID ANDERSON        TIM HOGAN
                                        214/812-4641     OR   214/812-2756
                                        DANDERSON@TU.COM      THOGAN@TU.COM

          GENERAL NEWS MEDIA CONTACT:   JIM LAWRENCE   214/812-4073
                                        JOAN HUNTER    214/812-4071